AGREEMENT AND PLAN OF REORGANIZATION

     This AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") dated as of this 20th day of November, 1996, is entered into by and among Hi, Tiger, Inc., a Utah corporation (the "Company" or "HTI"), Silicon Beach Communications, Inc., a California corporation ("SBC") and Frank Dziuba, an individual and the sole shareholder of SBC ("Shareholder").

RECITALS

A.The respective boards of directors of HTI and of SBC, and the Shareholder, as the holder of one hundred percent (100%) of the issued and outstanding common stock of SBC, have approved the acquisition by the Company from the Shareholder of all of the issued and outstanding capital stock of SBC upon the terms and subject to the conditions set forth in this Agreement; and

B.Based upon the representations, warranties, covenants and agreements contained herein, the parties have agreed that SBC will be acquired by HTI and SBC will become a wholly owned subsidiary of the Company in a stock for stock transaction intended to qualify as a tax-free reorganization under Section 368(a)(1)(C) of the Internal Revenue Code.

     NOW, THEREFORE, in consideration of the agreements, representations, warranties and covenants herein contained, the parties agree as follows:

ARTICLE I
     DEFINITIONS

1.1Defined Terms. Capitalized terms not otherwise defined herein shall have the following meanings.

Affiliate - with respect to any Person, any other Person ("Controlling Person") that, directly or indirectly, controls such Person and any other Person that is directly or indirectly controlled by such Controlling Person. For purposes hereof, the term "control" shall mean the possession of voting power in the form of ownership of stock or other participation interests, other than upon events of default, sufficient to change or replace fifty percent (50%) or more of the board of directors or other management authority of such Person.

     AvTel - AvTel Communications, Inc., a Utah Corporation and the sole shareholder of the Company.

     AvTel Credit Line - the credit agreement between AvTel and SBC set forth in Exhibit A attached hereto

     AvTel Shares  - 105,000 shares of the $.001 common stock of AvTel

     Balance Sheet Date - the meaning set forth in Section 3.3 hereof

     Boardroom - Boardroom Consultants, a California general partnership
with      principal offices at 101 S. Victoria Street, Santa Barbara,
California 93101

     Boardroom Agreement - the Release and Waiver Agreement in substantially the form of Exhibit B

     Boardroom Shares - 10,000 shares of the $.001 common stock of AvTel

     Closing  -  the meaning set forth in Section 2.3

Closing Balance Sheet - the meaning set forth in Section 8.5

     Closing Date  - the meaning set forth in Section 2.3

     Commission   - the Securities and Exchange Commission of the United
States

     Employment Agreement - the employment agreement between AvTel and the Shareholder, in substantially the form of Exhibit C


     Financial Statements - the meaning given to such a term in Section 3.2

     Intellectual Property - the meaning given such term in Section 3.19

     Knowledge - with respect to SBC, the actual present knowledge of the Shareholder and any of the officers and directors of SBC and shall include SBC's or any of such director's or officer's (a) possession or review of a written document or material or (b) awareness or knowledge of oral or written information at the time of the execution of this Agreement and at the Closing

     License Agreement - the License Agreement in substantially the form of Exhibit D

     Liens - any liens, charges, security interests, pledges, rights or claims of others, restraints on transfer or other encumbrances
     Material Adverse Effect - with respect to any Person, a material adverse effect on the business, prospects, results of operations, financial condition or assets of such Person and its Subsidiaries, if any, taken as a whole

     Non-Competition Agreement - the non-competition agreement in substantially the form of that attached as Exhibit E

     Partner Kopcho Debt - the debt in the original principal amount of $68,000 owed by SBC to Julieanne Kopcho, an individual, as described in that certain Note secured by Security Agreement executed contemporaneously with this Note dated May 16, 1996.

Kopcho Pledge - that certain Pledge Agreement dated May 16, 1996 made by Shareholder as Pledgor and Julieanne Kopcho as Pledgee

     Person - an individual, corporation, partnership, joint venture, trust, governmental agency or other similar legal entity

          SBC Disclosure Schedule - the meaning given such term in Article III

     SBC Employees - the employees of SBC listed in the SBC Disclosure
Schedule

     Securities Act - the Securities Act of 1933, as amended, and the rules and regulations thereunder

     Shareholder Obligations - the direct or indirect debt and repayment obligations of SBC, as to which Shareholder has, prior to the date hereof, personally guaranteed the full payment and performance, as listed in the SBC Disclosure Schedule

     Shares - the meaning given such term in Section 2.1

     Subsidiary - with respect to any entity, any corporation of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are directly or indirectly owned by such entity

     Tax  and Taxes - the meaning given such terms in Section 3.20


ARTICLE II
THE ACQUISITION

2.1The Acquisition. On the Closing Date and subject to and upon the terms of this Agreement, in exchange for a certificate representing the AvTel Shares registered in the name of and to be delivered to the Shareholder, the Company shall acquire and purchase from the Shareholder and the Shareholder shall sell, transfer and convey to the Company 1,000 shares of the issued and outstanding SBC Stock (the "Shares"), constituting, after giving effect to the transactions contemplated by this Agreement, one hundred percent (100%) of the issued and outstanding capital stock of SBC. Following the acquisition, SBC shall continue as a surviving corporation and as a wholly owned Subsidiary of HTI.

2.2Closing. The Closing of the acquisition shall take place at 10:00 a.m., California time, at the offices of Price, Postel & Parma, LLP, 200 East Carrillo Street, Suite 400, Santa Barbara, California, 93101, on November 20, 1996 (the "Closing Date") unless another time, date or place is agreed to by the parties hereto, provided that in no event shall the Closing be delayed beyond November 30, 1996 without HTI's written consent.

2.3[Intentionally Omitted]

2.4Other Approvals. As a condition to this Agreement and to the consummation of the transactions contemplated herein, prior to the Closing: (a) the board of directors and shareholders of SBC shall have adopted and approved this Agreement and the transactions contemplated hereunder; and (b) the Company shall have received all consents, waivers and releases from such Persons and on such terms as it, in its sole discretion, considers advisable.

2.5Closing Events.

     (a)Deliveries by SBC and Shareholder. SBC and Shareholder shall deliver or cause to be delivered to HTI at Closing all the following:

          (i)Certificates of good standing from the appropriate authorities, issued as of a date within five days prior to the Closing Date, certifying that SBC is in good standing as a corporation in the state of California;

          (ii)Incumbency and specimen signature certificates dated the Closing Date with respect to the respective officers of SBC executing this Agreement and any other document delivered pursuant hereto on behalf of SBC;

          (iii)Copies of the resolutions of SBC's board of directors and shareholders authorizing the execution and performance of this Agreement and the contemplated transactions, certified by the secretary or an assistant secretary (or other comparable officer) of SBC as of the Closing Date;

          (iv)The certificates contemplated by Sections 6.1 and 6.2, duly executed by the chief executive officer and principal accounting and financial officer of SBC;

          (v)Stock certificate(s) representing the Shares, endorsed in blank or accompanied by duly executed assignment documents, and irrevocable instructions directing the cancellation hereof and issuance of new stock certificates reflecting 1,000 shares of SBC's common stock registered in the name of the Company; and

          (vi)Resignations, in writing, of all officers and directors of SBC.

In addition to the above deliveries, SBC and Shareholder shall take all steps and actions and execute and deliver such other Certifications and documents as HTI may reasonably request or as may otherwise be necessary to consummate the transactions contemplated hereby.

     (b)Deliveries by HTI. Subject to fulfillment or waiver of the conditions set forth in Article V and VI, HTI shall deliver or cause to be delivered at Closing all the following:

          (i)Certificates of good standing from the appropriate authorities, issued as of a date within five days prior to the Closing Date certifying that HTI is in good standing as a corporation in the state of Utah;

          (ii)Incumbency and specimen signature certificates dated the Closing Date with respect to the officers of HTI executing this Agreement and any other document delivered pursuant hereto on behalf of HTI;

          (iii)Copies of resolutions of the board of directors of HTI authorizing the execution and performance of this Agreement and the contemplated transactions, contemplated hereunder, certified by the secretary or an assistant secretary of HTI as of the Closing Date; and

          (iv)Stock certificates representing the Boardroom Shares and the AvTel Shares.

In addition to the above deliveries, HTI shall take all steps and actions as SBC or Shareholder may reasonably request or as may otherwise be necessary to consummate the transactions contemplated hereby.

2.6Termination. This Agreement may be terminated by HTI at any time prior to the Closing if:

     (a)Legal Proceeding. There shall be any actual or threatened action or proceeding to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in the judgment of such board of directors, makes it inadvisable to proceed with the transaction contemplated by this Agreement;

     (b)Regulatory Disapproval. Any of the transactions contemplated hereby are disapproved by the Commission, the California Commissioner of Corporations or any other regulatory authority whose approval is required or advisable to consummate such transactions or in the judgment of such board of directors, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the Acquisition;

     (c)Delay of Closing. The Closing shall not have occurred prior to November 30, 1996, or such later date as shall have been approved by the board of directors of HTI; or

     (d)Non-Compliance. If either SBC or Shareholder shall fail to comply in any material respect with any of their covenants or agreements contained in this Agreement or if any of the representations or warranties of SBC or Shareholder contained herein shall be inaccurate.

In the event of termination pursuant to paragraphs (a) through (c), above, no obligation, right, or liability shall arise hereunder, and each party shall bear all of the expenses incurred by it in connection with the negotiation, preparation, and execution of this Agreement and the transactions contemplated hereby. In the event of termination pursuant to paragraph (d) of this Section 2.6, HTI shall have no obligation or liability but shall be entitled to recover from SBC and Shareholder all expenses, fees and costs incurred in connection with the negotiation, preparation, and execution of this Agreement and the transactions contemplated hereby.

ARTICLE III
REPRESENTATIONS, COVENANTS AND WARRANTIES OF
SBC AND THE SHAREHOLDER

     In this Agreement, any reference to any event, change, condition or effect being "material" with respect to any entity or group of entities means any material event, change, condition or effect related to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business operations, results of operations or prospects of such entity or group of entities. In this Agreement, any reference to a "Material Adverse Effect" or "Material Adverse Change" with respect to any entity or group of entities means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations or prospects of such entity and its subsidiaries, taken as a whole. As an inducement to, and to obtain the reliance of HTI, except as set forth in a disclosure schedule dated as of the date hereof and delivered by SBC and Shareholder to HTI (the "SBC Disclosure Schedule") SBC and Shareholder jointly and severally represent and warrant as of the date hereof and as of the Closing Date, as follows:

3.1Organization. SBC is, and will be on the Closing Date, a corporation duly organized, validly existing, and in good standing under the laws of the state of California and has the corporate power and is and will be duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there are no other jurisdictions in which it is not so qualified in which the character and location of the assets owned by it or the nature of the material business transacted by it requires qualification, except where failure to do so would not have a Material Adverse Effect.

3.2Capitalization. The authorized capitalization of SBC consists of 1,000,000 shares of Common Stock, no par value (the "SBC Stock"), of which 1,000 shares are issued and outstanding, consisting of 1,000 shares registered in the name of Shareholder. All issued and outstanding shares of SBC Stock are duly authorized, legally issued, fully paid, and nonassessable, are not subject to any preemptive or other right of any Person created by statute, the Articles of Incorporation or Bylaws of SBC and, except for the Kopcho Pledge, are free of any Liens. There are no dividends or other amounts due or payable with respect to any of the shares of SBC Stock. SBC has no Subsidiaries.

3.3Financial Statements.

     (a)The financial statements of SBC, including the notes thereto and consisting of the unaudited balance sheets of SBC (the "SBC Balance Sheets"), as of October 31, 1996 (the "Balance Sheet Date"), and the related unaudited consolidated statements of operations, changes in stockholders' equity and cash flows for the ten month period then ended (the "Financial Statements") contain all adjustments (all of which are normal recurring adjustments) necessary to present fairly the results of operations and financial position
for the periods and as of the dates indicated.   True and correct copies of
such Financial Statements have been furnished to HTI. Such Financial Statements are complete and accurate in all material respects as of their respective dates, fairly present the financial condition and results of operations as of the date thereof, and have been prepared in accordance with generally accepted accounting principles consistently applied on a consistent basis throughout the periods involved.

     (b)SBC did not have, as of the Balance Sheet Date except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute, contingent or otherwise) which should be reflected in a balance sheet or the notes thereto prepared in accordance with generally accepted accounting principles under which they were prepared, and all assets reflected therein present fairly the assets of SBC in accordance with generally accepted accounting principles under which they were prepared. The accounts receivables reflected in the SBC Balance Sheets arose in the ordinary course, are fully collectible and not subject to any claims of setoff or reduction. The statements of operations, shareholders' equity and cash flows present fairly the consolidated financial position and results of operations of HTI as of their respective dates and for the respective periods covered thereby. HTI maintains and will continue to maintain a standard system of accounting established and maintained in a manner permitting the preparation of financial statements in accordance with generally accepted accounting principles under which they were prepared.

     (c)The Financial Statements have been presented or will be amended to be presented in accordance with the requirements of Regulation S-X promulgated by the Commission regarding the form and content of and requirements for financial statements to be filed with the Commission

     (d)The books and records, financial and otherwise, of HTI and its subsidiaries are in all material respects complete and correct and have been maintained in accordance with sound business and bookkeeping practices so as to accurately and fairly reflect the transactions and dispositions of the assets and liabilities, actual, contingent or otherwise, of SBC.

3.4Information. The information concerning SBC and Shareholder set forth or otherwise provided or furnished in connection with this Agreement; including the SBC Disclosure Schedule, is complete and accurate in all material respects and did not and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. True and correct copies of the Kopcho Debt, the Kopcho Pledge, the Kopcho Security Agreement and each of the written contracts, agreements and leases listed in the SBC Disclosure Schedule have been delivered to the Company on or prior to the Closing Date and there are no amendments, revisions or changes, oral or in writing, to any of the foregoing.

3.5Options; Equity Interests. Except as set forth in the SBC Disclosure Schedule, there are no existing options, warrants, calls, rights, agreements or commitments of any character relating to the authorized and unissued capital stock of or equity participation in SBC ("Equity Interest") and no Person has such an Equity Interest . Neither SBC nor Shareholder is a party to or obligated under any agreement, contract, understanding, commitment or arrangement, expressed or implied, oral or in writing obligating them, jointly or severally, to either (a) issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of SBC Stock obligating or (b) grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such Equity Interest.

3.6Absence of Certain Changes or Events.  Since the Balance Sheet Date:

     (a)SBC has conducted its business in the ordinary course and there has not been (i) any change, event or condition in the business, operations, properties, level of inventory, assets, or condition of SBC or (ii) any damage, destruction, or loss that has resulted in or might reasonably expect to result in a Material Adverse Affect;

      (b)SBC has not (i)  amended its articles of incorporation or bylaws;
(ii) declared, set, made, or agreed to declare, or make any dividends or distributions of any assets of any kind whatsoever or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights; (iv) made any material change of management, operations, or accounting; (v) entered into any other material transactions; (vi) made any accrual or arrangement for or payment of kind or any severance or termination pay to any present or former officer, director or employee; (vii) increased the rate of compensation payable or to become payable by it to any of their respective officers or directors or employees; (viii) made any increase in any profit-sharing, bonus, or other employee benefit plan; or employees; or (ix) made any representations, agree to merit, promise or commitment of any nature whatsoever, expressed or implied, on behalf of the Company or AvTel, with respect to any of the matters referred in the preceding clauses (i) through
(viii).

     (c)Neither SBC nor Shareholder has (i) granted or agreed to grant any options, warrants, calls, commitments or other rights for the Shares, the SBC Stock or any of the capital stock of either the Company or AvTel; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any debt, obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) loaned or advanced funds or granted extensions of credit (or agreed to do any of the foregoing) to any Person or guaranteed, directly or indirectly, in any manner whatsoever, the payment or performance obligations, in whole or in part, of any other Person;
(iv) paid or prepaid any material obligation or liability (absolute or contingent) other than current liabilities reflected on or shown on the SBC Balance Sheets included in the Financial Statements; (v) sold or transferred, or agreed to sell or transfer, any assets, properties, or rights or canceled, or agreed to cancel, any debts or claims; (vi) made or permitted any amendment or termination of any material contract, agreement, or license to which it is a party; (vii) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); (viii) entered into, amended, modified or changed any Affiliate Transaction (as defined herein) or paid, discharged, released, waived, transferred, assigned, canceled or terminated any rights, duties liabilities or obligations under any Affiliate Transaction; or (ix) made any representations, agreements, promises or commitments of any nature whatsoever, expressed or implied, on behalf of the Company or AvTel, with respect to any of the matters referred in the preceding clauses (i) through (viii).

     (d)Neither SBC nor Shareholder has become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets, or condition of SBC.

3.7Title. SBC has good and marketable title to all of its properties, inventory, interests in properties, Intellectual Property and assets in each case, free and clear of all mortgages, security interests, royalties, liens, pledges, charges, or encumbrances. Shareholder has good and marketable title to the Shares free and clear of all mortgages, security interests, royalties, Liens, pledges, charges or encumbrances.

3.8Litigation. There are no actions, suits, or administrative or other proceedings pending or threatened by or against SBC or Shareholder or affecting either of them or their respective properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. There is no judgment, decree or order that could prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Affect on SBC.

3.9Contracts. There are no material contracts, agreements, franchises, leases, license agreements, or other commitments to which SBC is a party by which any of its properties are bound. All contracts, agreements, franchises, license agreements, and other commitments to which SBC is a party or by which it is bound and which are material to its operations or financial condition are valid and enforceable. Neither SBC nor Shareholder is a party to or bound by any material contract, agreement, lease, other commitment or instrument or any judgment, order, injunction, decree, or award which materially and adversely affects, or in the future may materially and adversely affect, the business, operations, properties, assets, or condition of SBC. Neither SBC nor Shareholder is a party to any contract, agreement, understanding, arrangement or commitment, oral or in writing, expressed or implied (a) regarding or relating to the employment of any officer, director, or employee which is not terminable on 30 days (or less) notice; (b) except for the Kopcho Debt, relating to the borrowing of money; or (c) except for the Shareholder Obligations, any guarantee of any obligation for the borrowing of money or otherwise.

3.10Material Contract Defaults. Neither SBC nor Shareholder is in default under the terms of any of the Shareholder Obligations or any other contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of SBC, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default under the Shareholder Obligations or any other contract, agreement, lease, or other commitment.

3.11No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not violate any provision of SBC's Articles of Incorporation or Bylaws and will not result in the breach of any term or provision of, or constitute an event of default under, any indenture, mortgage, deed of trust, or other contract, agreement, or instrument, expressed or implied, oral or in writing, to which SBC or Shareholder is a party or to which either of their properties, assets or operations are subject.

3.12Governmental Authorizations. SBC has obtained all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its businesses as conducted on the date of this Agreement and as of the Closing Date.

3.13Compliance With Laws and Regulations. SBC has complied with and is not in violation of and has not received any notices of violation with respect to all applicable statutes and regulations of any federal, state, or other governmental entity, including, with respect to the Shares, all applicable securities statutes and regulations.

3.14Insurance. SBC has policies of insurance and bonds of the type and in the amounts customarily carried by persons conducting businesses or owning assets similar to those of SBC. All of the insurable properties of SBC are insured for full replacement value (subject to reasonable deductibles) against losses due to fire and other casualty, with extended coverage, and other risks customarily insured against, by persons operating similar properties. Such policies will be outstanding and in full force at the Closing Date. There is no material claim pending under any of these policies or bonds and all premiums due and payable under all such policies and bonds have been paid. 3.15Employee Relations. SBC has complied with all applicable laws, rules, and regulations that relate to prices, wages, hours, harassment, disabled access, and discrimination in employment and collective bargaining and to the operation of its business and has duly paid or accrued and is not liable for any arrears of wages or any payroll and other taxes or penalties for failure to comply with any of the foregoing. There are no written employment agreements in place or currently in effect for any of SBC's employees and all such employees have been and are engaged as "at will" employees. No representations, warranties, commitments or understandings of any nature whatsoever, oral or in writing, expressed or implied, have been made, offered or entered into by SBC or Shareholder to or with any person on behalf of the Company or AvTel, or that might reasonably be expected to be on behalf of or attributable to the Company or AvTel, with respect to the terms or conditions of any employment relationship between such person and either the Company or AvTel and any of their affiliates, including but not limited to duration, wages, salaries, bonuses, stock options, benefits or other matters relating to any such employment relationship.

3.16Interested Party Transactions. SBC is not indebted to Shareholder or to any director, officer, Affiliate, employee or agent of SBC or any of its Subsidiaries (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such Person is indebted to SBC or any of its subsidiaries, and there have been no other transactions of the type required to be disclosed pursuant to items 402 and 404 of Regulation S-B under the Securities Act and the Exchange Act.

3.17Brokers' and Finders' Fees. Neither SBC nor Shareholder has incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

3.18Board Approval. The Board of Directors of SBC has unanimously approved this Agreement and determined that the Agreement is in the best interests of SBC.

3.19Intellectual Property. SBC owns or has valid and enforceable, royalty free, world-wide, transferable, unrestricted rights and licenses to use, in the conduct of its business as presently conducted and as expected to be conducted following the consummation of the transactions contemplated by this Agreement, all (a) patents, patent applications and invention disclosures; (b) copyrights and registrations and applications for registration thereof; (c) masks, mask designs and mask works, and registrations and applications for registration thereof; (d) computer software, passwords, codes and other data, and documentation; (e) trade secrets (including ideas, formulas, compositions, inventions, whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data and copyrightable works; and (f) registered and common law trademarks, service marks, tradenames, trademark and service mark applications and copies thereof and tangible embodiments thereof (in whatever form or medium) (collectively, "Intellectual Property"). Shareholder has transferred, conveyed and sold to SBC all of his right, title and interest in and to all of such Intellectual Property free and clear of any liens. The Intellectual Property constitute all of the intellectual property, whether or not owned by SBC, used by it to any material extent in the conduct of the business as presently conducted by SBC and as expected to be conducted following the acquisition. None of such Intellectual Property has been assigned, transferred or licensed to or from any third party and the validity or enforceability as used in the conduct of the business as presently conducted by SBC and as expected to be conducted following the consummation of the transactions contemplated by this Agreement has not been challenged by others in any proceeding or dispute about which SBC or Shareholder has received notice in writing, nor is there any pending or, to the knowledge of SBC or Shareholder, threatened litigation or proceeding challenging SBC's right to use any of such Intellectual Property. SBC's use of the Intellectual Property does not conflict with or constitute an infringement of the rights of any other person. The consummation of the transactions contemplated by this Agreement will not adversely affect SBC's rights to Intellectual Property.

3.20Taxes. The Financial Statements properly and accurately reflect all accruals for all taxes, assessments or charges of a governmental nature, whether state, federal, local or otherwise, and whether in the nature of income, payroll, sales, value-added, ad-valorem, property or otherwise ("Taxes"). Neither SBC nor Shareholder has any Tax deficiency or claim outstanding or assessed against it/him, or, to SBC's Knowledge, proposed against it, and there is no basis for any such deficiency or claim, which is reasonably likely to result in the imposition of any Lien, claim or encumbrance on the business assets or properties of SBC. All Tax and information returns and reports required to be filed by SBC have been duly and timely filed and all Taxes which were required to be paid have been paid. The SBC Disclosure Schedule constitutes a complete list of all real property and personal property tax bills of SBC for the current and prior property tax years, indicating whether or not SBC or Shareholder has Knowledge of any proposal by any such taxing authority to change the assessed values or assessment rate reflected in such bills.

3.21Representations Complete. None of the representations or warranties made by SBC or Shareholder herein or the Disclosure Schedule or any certificate or statement furnished pursuant to this Agreement or the transactions contemplated hereunder contains or will contain at the Closing Date any untrue statement of a material fact, or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.


ARTICLE IV
REPRESENTATIONS, COVENANTS AND WARRANTIES
OF THE COMPANY

     As an inducement to, and to obtain the reliance of, SBC and Shareholder, HTI represents and warrants as follows:

4.1Organization. HTI is and will be on the Closing Date a corporation duly organized, validly existing, and in good standing under the laws of the State of Utah and has the corporate power to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there are no other jurisdictions in which it is not so qualified in which the character and location of the assets owned by it or the nature of the material business transacted by it requires qualification, except where failure to do so would not have a Material Adverse Affect on the business, operations, properties, assets, or condition of HTI. The AvTel shares, when, if and as issued pursuant to this Agreement will be duly authorized, fully paid and nonassessable.

4.2Approval of Agreements. HTI has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions herein contemplated. The execution, delivery, and performance of this Agreement by HTI has been duly authorized by all necessary corporate action on the part of HTI. This Agreement has been duly authorized, executed, and delivered by HTI and is the legal, valid, and binding obligation of AvTel enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, or other laws affecting enforcement of creditor's rights generally and by general principles of equity.

4.3DISCLAIMER. THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS ARTICLE IV ARE THE ONLY REPRESENTATIONS AND WARRANTIES MADE BY OR ON BEHALF OF HTI AND NO OTHER REPRESENTATIONS OR WARRANTIES, EXPRESSED, IMPLIED OR STATUTORY HAVE BEEN MADE BY OR ON BEHALF OF HTI, ITS OFFICERS, DIRECTORS, AGENTS, REPRESENTATIVES OR SHAREHOLDERS WITH RESPECT TO THIS AGREEMENT, OR THE OTHER AGREEMENTS AND TRANSACTIONS CONTEMPLATED HEREIN AND THEREIN OR WITH RESPECT TO HTI OR ITS BUSINESS, FINANCIAL CONDITION, PROSPECTS, TECHNOLOGY OR OTHERWISE.


ARTICLE V
SPECIAL COVENANTS TO BE SATISFIED PRIOR TO CLOSING

5.1Activities of SBC and Shareholder

(a)From and after the date of this Agreement until the Closing Date SBC and Shareholder will each:

          (i)Carry on the business of SBC in substantially the same manner as it has heretofore;

                 (ii)Maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by SBC;

          (iii)Perform in all material respects all obligations under SBC's contracts, leases, and instruments relating to or affecting its assets, properties, and business;

                    (iv)Maintain and preserve SBC's business organization intact, retain its key employees, and to maintain its relationships with material suppliers and customers;

                    (v)duly and timely file for all taxable periods ending on or prior to the Closing Date all tax returns required to be filed by and pay, or cause to pay, all Taxes required to be shown as due and payable on such returns, as well as all installments of tax due and payable during the period commencing on the date of this Agreement and ending on the Closing Date;

                   (vi)withhold from each payment made on or prior to the Closing Date to each employee or consultant the amount of all Taxes required to be withheld and pay the same, before becoming delinquent, to the proper tax receiving officers; and

                    (vii)fully comply with and perform in all material respects all obligations and duties imposed on it by all federal, state, county and local laws and all rules, regulations, and orders imposed by federal, state, county and local governmental authorities.

     (b)From and after the date of this Agreement until the Closing Date, SBC and Shareholder will not:

                 (i)make any change in SBC's Articles of Incorporation or bylaws;
                   (ii)enter into or amend any contract, agreement, or other instrument, except in the ordinary course of business; and

               (iii)enter into any agreement, waiver, or other arrangement providing for an extension of time with respect to payment by, or assessment against, such entity or any of its subsidiaries of any tax due and payable with respect to the period commencing on the date of this Agreement and ending on the Closing Date.

5.2Access to Properties and Records. SBC and Shareholder will afford to HTI's officers and authorized representatives full access to the properties, books, and records of SBC in order that the other may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other and will furnish the other with such additional financial and operating data and other information as to the business and properties of as from time to time be reasonably requested.

5.3Securities Laws Matters - AvTel Shares. The consummation of this Agreement and the transactions contemplated herein, including the issuance of the AvTel Shares, constitutes the offer and sale of securities under the Securities Act and applicable state statutes. Such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, among other items, on the circumstances under which such securities are acquired.

     (a)In order to provide documentation for reliance upon exemptions from the registration and prospectus delivery requirements for such transactions, SBC and the Shareholder acknowledge and concur in, the following representations and warranties:

                 (i)SBC and Shareholder acknowledge that neither the Commission nor the securities commission of any state or other federal agency has made any determination as to the merits of acquiring the AvTel Shares and that this transaction involves certain risks.

          (ii)SBC and Shareholder each has such knowledge and experience in business and financial matters that they are capable of evaluating SBC, HTI and AvTel and their business operations as the case may be.

          (iii)All information which SBC and Shareholder have provided to HTI or its agents or representatives concerning their suitability and intent to hold the AvTel Shares following the transactions contemplated hereby is complete, accurate, and correct.

          (iv)Neither SBC nor Shareholder has offered or sold any AvTel Shares or other securities of AvTel or interest in this Agreement and have no present intention of dividing the AvTel Shares to be received or the rights under this Agreement with others or of reselling or otherwise disposing of any portion of such stock or rights, either currently or after the passage of a fixed or determinable period of time or on the occurrence or nonoccurrence of any predetermined event or circumstance.

          (v)Shareholder understands that the AvTel Shares have not been registered, but are being acquired by reason of a specific exemption under the Securities Act as well as under certain state statutes for transactions by an issuer not involving any public offering and that any disposition of the subject AvTel Shares may, under certain circumstances, be inconsistent with this exemption and may make the undersigned an "underwriter" within the meaning of the Securities Act. It is understood that the definition of "underwriter" focuses upon the concept of "distribution" and that any subsequent disposition of the subject AvTel Shares can only be effected in transactions which are not considered distributions. Generally, the term "distribution" is considered synonymous with "public offering" or any other offer or sale involving general solicitation or general advertising. Under present law, in determining whether a distribution occurs when securities are sold into the public market, under certain circumstances one must consider the availability of public information regarding the issuer, a holding period for the securities sufficient to assure that the persons desiring to sell the securities without registration first bear the economic risk of their investment, and a limitation on the number of securities which the stockholder is permitted to sell and on the manner of sale, thereby reducing the potential impact of the sale on the trading markets. These criteria are set forth specifically in Rule 144 promulgated under the Securities Act, which allows sales of securities in reliance upon Rule 144 only in limited amounts in accordance with the terms and conditions of that rule, after two years after the date the AvTel Shares are acquired, as calculated in accordance with Rule 144(d). After three years from the date the AvTel Shares acquired are fully paid for, as calculated in accordance with Rule 144(d), they can generally be sold without meeting those conditions, provided the holder is not (and has not been for the preceding three months) an affiliate of the issuer.

          (vi)Shareholder acknowledges that the AvTel Shares must be held and may not be sold, transferred, or otherwise disposed of for value unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Neither HTI nor AvTel is under any obligation to register the AvTel Shares under the Securities Act, except as may be expressly agreed to by it in writing. If Rule 144 is available (and no assurance is given that it will be except as expressly set forth in this Agreement), after two years and prior to three years following the date the shares are fully paid for, only routine sales of AvTel Shares in limited amounts can be made in reliance upon Rule 144 in accordance with the terms and conditions of that rule. Neither HTI nor AvTel is under any obligation to make Rule 144 available, and in the event Rule 144 is not available, compliance with regulation A or some other disclosure exemption may be required before Shareholder can sell, transfer, or otherwise dispose of such AvTel Shares without registration under the Securities Act. AvTel's registrar and transfer agent will maintain a stop transfer order against the registration or transfer of the AvTel Shares and the certificate representing the AvTel Shares will bear a legend in substantially the following form so restricting the sale of such securities:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT, FOR THE ACCOUNT OF THE REGISTERED HOLDER, AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLYING WITH RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE SECURITIES ACT.

          (vii)AvTel may refuse to register further transfers, or resales of the AvTel Shares in the absence of compliance with Rule 144 unless Shareholder furnishes the issuer with a "no-action" or interpretive letter from the Commission or an opinion of counsel reasonably acceptable to AvTel stating that the transfer is proper. Further, unless such letter or opinion states that the shares of AvTel are free of any restrictions under the Securities Act, AvTel may refuse to transfer the AvTel Shares to any transferee who does not furnish in writing to it the same representations and agree to the same conditions with respect to such AvTel Shares as set forth herein. AvTel may also refuse to transfer the AvTel Shares if any circumstances are present reasonably indicating that the transferee's representations are not accurate.

     (b)In connection with the transactions contemplated by this Agreement, AvTel, HTI SBC and Shareholder shall each file, with the assistance of the other and their respective legal counsel, such notices, applications, reports, or other instruments as may be deemed by them to be necessary or appropriate in an effort to document reliance on such exemptions, including a notice on Form D to be filed with the Commission, and the appropriate regulatory authority in California unless an exemption requiring no filing is available in such jurisdiction, all to the extent and in the manner as may be deemed by such parties to be appropriate.

     (c)In order to more fully document reliance on the exemptions as provided herein, SBC and Shareholder shall execute and deliver to HTI and AvTel, at or prior to the Closing, such further letters of representation, acknowledgment, suitability, or the like, as AvTel and its counsel may reasonably request in connection with reliance on exemptions from registration under such securities laws.

     (d)SBC and Shareholder acknowledge that the basis for relying on exemptions from registration or qualifications are factual, depending on the conduct of the various parties, and that no legal opinion or other assurance will be required or given to the effect that the transactions contemplated hereby are in fact exempt from registration or qualification.

     (e)SBC AND SHAREHOLDER ACKNOWLEDGE THAT THE AVTEL SHARES INVOLVES A NUMBER OF RISKS AND THAT, PRIOR TO THE CLOSING THEY HAVE RECEIVED AND CONSIDERED ALL THE INFORMATION CONTAINED IN THE FOLLOWING MATERIALS: (i) AVTEL COMMUNICATIONS, INC. RISK FACTORS DATED NOVEMBER 18, 1996; (ii) FORM 8-K DATED NOVEMBER 7, 1996; (iii) AVTEL'S INFORMATION STATEMENT DATED OCTOBER 4, 1996 RELATING TO A SPECIAL MEETING OF AVTEL'S SHAREHOLDERS ON OCTOBER 23, 1996; (iv) AVTEL'S REPORT IN FORM 10-SB FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1995 (AS AMENDED); AND (v) AVTEL'S REPORT ON FORM 10-Q FOR THE QUARTER ENDED JUNE 30, 1996.

5.4Standstill Agreement. The Shareholder agrees that he will not (a) either separately or in combination with others and without the prior written consent of HTI offer or propose to sell all or any part of the Shares or solicit, from others, or seek to change or influence the management of SBC and (b) offer to sell, negotiate, or solicit from others, offers to purchase all or substantially all of the business and assets of SBC or any capital stock of SBC.


ARTICLE VI
CONDITIONS PRECEDENT TO OBLIGATIONS OF HTI

     The obligations of HTI under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

6.1Accuracy of Representations. The representations and warranties made by SBC and Shareholder in this Agreement were true when made and shall be true at the Closing Date with the same force and affect as if such representations and warranties were made at and as of the Closing Date and SBC and Shareholder shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by SBC and Shareholder prior to or at the Closing. HTI shall be furnished with certificates, signed by Shareholder and by officers of SBC and dated the Closing Date, to the foregoing effect.

6.2No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of SBC, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any Material Adverse Change in the financial condition, business, or operations of SBC. HTI shall be furnished with certificates, signed by Shareholder and by officers of SBC and dated the Closing Date, to the foregoing effect.

6.3Good Standings. HTI shall have received certificates of good standing from the appropriate authorities, dated as of a date within five days prior to the Closing Date, certifying that SBC is in good standing as a corporation in the state of California.

6.4Other Agreements. HTI or AvTel shall have entered into on or before the Closing, the following agreements, between or among the persons indicated, in such form and on such terms and conditions as are acceptable to HTI or AvTel, as the case may be:

     (a)Employment and Non-Competition Agreements. The Shareholder shall have entered into the Non-Competition and Employment Agreements.

     (b)License Agreement. SBC, Shareholder and AvTel will have entered into a License Agreement, pursuant to which AvTel will be granted a nonexclusive, transferable, royalty-free, worldwide right and license to use SBC's Intellectual Property.

     (c)Employee Agreements. HTI, or its designee, shall have entered into agreements regarding confidentiality, ownership of Intellectual Property and other matters with each employee of SBC on such terms as are acceptable to HTI.
     (d)Boardroom Agreement. In connection with the issuance of the Boardroom Shares, HTI, SBC and AvTel shall have entered into the Boardroom Agreement.

     (e)Markel and Kopcho Obligations. HTI shall have received such assurances as are satisfactory to it and its counsel to the effect that, as to that certain promissory note obligation (the "Marked Obligation"), in the original principal amount of $50,000 required by Shareholder and payable to Dr. John D. Markel. The Markel Obligation has been (i) fully discharged and paid; (ii) the payer has released all claims for payments there against SBC; or (iii) Shareholder has agreed to fully and completely indemnify, defend and hold SBC harmless from and against any claim for payment thereof (and such indemnity is adequately served); and (iv) the Kopcho Debt shall have been completely and fully discharged and satisfied all liens securing the repayment and performance thereof shall have been released and discharged and the Company shall have received releases and waiver from Kopcho, all to the satisfaction of the Company as determined by it in its sole discretion.


ARTICLE VII
MISCELLANEOUS

7.1No Representation Regarding Tax Treatment; Legal Representation. No representation or warranty is being made by any party to any other regarding
the treatment of this transaction for federal or state income taxation.   Each
party has relied exclusively on its own accounting, tax and other advisors regarding the treatment of this transaction for federal and state income taxes and no representation, warranty, or assurance from any other party or such
other party's legal, accounting, or other advisor.   SBC and Shareholder have
utilized the services of Boardroom for business, financial, legal and other professional advice in connection with this Agreement and the transactions contemplated hereunder, and has otherwise had the opportunity to consult with and has been represented by separate legal counsel in connection with this Agreement and the transactions contemplated herein. HTI has been represented by the law firm of Price, Postel & Parma LLP as its separate counsel in connection with this Agreement and the transactions contemplated herein.

7.2Governing Law. This Agreement shall be governed by, enforced and construed under and in accordance with the laws of the United States of America and, with respect to matters of state law, with the laws of the state of California.

7.3Notices. All notices, demands, requests, or other communications required or authorized hereunder shall be deemed given sufficiently if in writing and if personally delivered; if sent by facsimile transmission, confirmed with a written copy thereof sent by overnight express delivery; if sent by registered mail or certified mail, return receipt requested and postage prepaid; or if sent by overnight express delivery:

 If to HTI or AvTel:          AVTEL COMMUNICATIONS, INC.
                              Attn.:  James P. Pisani
                              130 Cremona Drive
                              Goleta, CA  93117
                              Telecopier No. 805\685-9685

        With a copy to:       Raymond P. Le Blanc, Esq.
                              Price, Postel & Parma, LLP
                              200 East Carrillo Street, Suite 400
                              Santa Barbara, CA  93101
                              Telecopier No.:  (805) 965-3978

          If to SBC or Shareholder:     Mr. Frank Dziuba
                              253 Daytona
                              Goleta, CA  93117

or such other addresses and facsimile numbers as shall be furnished by any party in the manner for giving notices hereunder, and any such notice, demand, request, or other communication shall be deemed to have been given as of the date so delivered or sent by facsimile transmission, three days after the date so mailed, or one day after the date so sent by overnight delivery.

7.4Attorneys' Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the non-breaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

7.5Third-Party Beneficiaries. This contract is solely among HTI, Shareholder and SBC, and, except as to AvTel and as otherwise specifically provided, no director, officer, stockholder, employee, agent, independent contractor, or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

7.6Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter hereof. All previous agreements between the parties, whether written or oral, have been merged into this Agreement. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

7.7Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.
7.8Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and such remedies may be enforced concurrently, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance thereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

7.9Press Releases and Announcements. No party hereto shall issue any press release or announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other party; provided, however, that any party may make any public disclosure it believes in good faith, after receiving the advice of counsel, is required by law or regulation (in which case the disclosing party will advise the other parties prior to making the disclosure).

7.10Spousal Consent. The undersigned, being the spouse of the Shareholder has read the foregoing Agreement in its entirety. Being fully convinced of the wisdom and equity of the provisions of the Agreement, and in consideration of the premises, hereby express my acceptance of the same and agree to abide by its provisions. I clearly understand and agree to be bound by the provisions of the foregoing Agreement. This instrument is not a transfer or release of any rights which I may have in any of the community property of my marriage. The signing of this Agreement by me is for the purpose of showing my consent and approval of the foregoing Agreement and all of the terms and provisions thereof, and my agreement to be bound hereby.


ARTICLE VIII
INDEMNIFICATION

8.1Survival. The representations, warranties, covenants and agreements of SBC and Shareholder and of HTI shall survive the Closing without regard to any investigations made by the SBC and Shareholder or HTI, as the case may be, or any knowledge by either of any breach of any such representations, warranties, covenants or agreements.

8.2Indemnification Provisions for Benefit of HTI. SBC and Shareholder hereby agree, jointly and severally, to indemnify and to hold HTI and AvTel harmless from and against any and all causes of action, demands, suits, claims, actual or threatened (individually a "Claim" and together "Claims") (whether such Claims are brought by HTI or AvTel or by any third party against HTI or AvTel) for damages, assessments, losses, liabilities, costs and expenses (including legal and accounting fees and costs and costs of defense or in enforcing any of its rights hereunder and interest and penalties), together with interest from the date on which a Claim hereunder shall be made (collectively, "Damages"), which arise out of either (a) breaches of any representations, warranties, covenants or agreements of SBC or Shareholder in this Agreement, any other agreement contemplated hereunder to which SBC or Shareholder is a party, or in any Exhibit, Schedule, certificate, list or other instrument delivered pursuant hereto, or (b) the Markel Obligations (collectively, the "Indemnification Events")

8.3Setoff Rights.   Either AvTel or HTI may obtain, recover from and for any
and all Damages resulting from or arising out of any Indemnification Event (collectively, "Claim Events") by setting off and withholding any amounts payable under or pursuant to the Non-Competition and Employment Agreements. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory or common law remedy of HTI or AvTel for breach of representation, warranty or covenant and shall in no way be deemed to limit the indemnification rights of AvTel or HTI hereunder.

8.4Indemnification Provisions - Shareholder Obligations. Provided the Shareholder is not in breach under any of the representations, warranties, terms and conditions of this Agreement or any other agreement to which the Shareholder is a party as contemplated herein, HTI hereby agrees to indemnify and hold the Shareholder harmless from and against any claims threatened or asserted against Shareholder as a result of or in connection with any breach or default by SBC in the full and faithful performance of any of the obligations which constitute Shareholder Obligations. Notwithstanding the foregoing, in no event shall HTI have any obligations under the provisions of this Section 8.4 to the extent that the aggregate amount of damages (including, but not limited to, all claims for contract or lease payments, special charges or assessments, penalties and costs and attorneys' fees) claimed by any third parties under the Shareholder Obligations exceed $50,000 or to the extent that any claims or threatened claims with respect to any such Shareholder Obligations are asserted or alleged after the second anniversary of the Closing. In the event any such claims are threatened or asserted against Shareholder, Shareholder shall promptly notify HTI thereof and shall fully cooperate, at his expense, with HTI in the defense and settlement thereof provided however that HTI shall have the sole and exclusive authority to defend, settle and compromise any such claims on such terms and conditions as it is in its sole discretion deems appropriate; provided, however, that, unless otherwise agreed in writing by Shareholder, any settlement and compromise of any such Claim shall include provisions for a full and complete discharge and release of Shareholder as to the Shareholder Obligations in question.

8.5Closing Balance Sheet. Within forty-five (45) days following the Closing Date, the Company shall prepare, or cause SBC to prepare, a balance sheet of SBC as of the Closing Date (the "Closing Balance Sheet") and shall furnish a copy thereof to Shareholder. The Closing Balance Sheet shall be prepared in accordance with generally accepted accounting principles consistently applied. If the Closing Balance Sheet reflects total liabilities in excess of $182,000, Shareholder shall pay to HTI, and HTI shall be entitled to receive, the difference not later than thirty (30) days after receipt of the Closing Balance Sheet from HTI. In no event shall Shareholder's maximum liability under this Section 8.5 exceed the total aggregate amount of all cash payments due or to become due to Shareholder under the Non-Competition and Employment Agreements. The Company's rights and remedies hereunder are cumulative and in addition to its other rights and remedies under this Agreement and the transactions contemplated hereunder, including the setoff rights described herein.

     IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first above written.

                              HI, TIGER INC.
                              a Utah corporation



By:
                              Its Duly Authorized Officer


                              SILICON BEACH COMMUNICATIONS, INC.
                              A California Corporation



By:
                              Its Duly Authorized Officer

                              SHAREHOLDER




                              Frank Dziuba

                              SHAREHOLDER'S SPOUSE


                              By:

                                   Lori Dziuba

TABLE OF CONTENTS

ARTICLE I DEFINITIONS  1

1.1Defined Terms  1

ARTICLE II THE ACQUISITION  3
2.1The Acquisition  3
2.2Closing  4
2.3Intentionally Omitted
2.4Other Approvals  4
2.5Closing Events  4
2.6Termination  5

ARTICLE III REPRESENTATIONS, COVENANTS AND WARRANTIES OF
SBC AND THE SHAREHOLDER  6
3.1Organization.  7
3.2Capitalization  7
3.3Financial Statements.  7
3.4Information  8
3.5Options; Equity Interests  8
3.6Absence of Certain Changes or Events  9
3.7Title  10
3.8Litigation  10
3.9Contracts 10
3.10Material Contract Defaults 10
3.11No Conflict With Other Instruments 10
3.12Governmental Authorizations 11
3.13Compliance With Laws and Regulations 11
3.14Insurance 11
3.15Employee Relations 11
3.16Interested Party Transactions 11
3.17Brokers' and Finders' Fees 11
3.18Board Approval 11
3.19Intellectual Property 12
3.20Taxes 12
3.21Representations Complete 13

ARTICLE IV REPRESENTATIONS, COVENANTS AND WARRANTIES
OF THE COMPANY 13
4.1Organization 13
4.2Approval of Agreements 13
4.3Disclaimer 13

ARTICLE V SPECIAL COVENANTS TO BE SATISFIED PRIOR
TO CLOSING 14
5.1Activities of SBC and Shareholder 14
5.2Access to Properties and Records 15
5.3Securities Laws Matters -  AvTel Shares 15
5.4Standstill Agreement 18

ARTICLE VI CONDITIONS PRECEDENT TO OBLIGATIONS OF HTI 18
6.1Accuracy of Representations 18
6.2No Material Adverse Change 19
6.3Good Standings 19
6.4Other Agreements 19

ARTICLE VII MISCELLANEOUS 20
7.1No Representation Regarding Tax Treatment; Legal Representation 20 7.2Governing Law 20
7.3Notices. 20
7.4Attorneys' Fees 21
7.5Third-Party Beneficiaries 21
7.6Entire Agreement 21
7.7Counterparts 21
7.8Amendment or Waiver 21
7.9Press Releases and Announcements 21
7.10Spousal Consent 21

ARTICLE VIII INDEMNIFICATION 22
8.1Survival 22
8.2Indemnification Provisions for Benefit of HTI 22
8.3Cash Escrow 22
8.4Indemnification Provisions - Shareholder Obligations 22
8.5Closing Balance Sheet     23

     SBC DISCLOSURE SCHEDULE

EXHIBITS
     Credit Agreement          A
     Boardroom Agreement     B
     Employment Agreement     C
     License Agreement          D
     Non-Competition Agreement     E

SBC DISCLOSURE SCHEDULE


     This SBC DISCLOSURE SCHEDULE, dated November     , 1996 (the "Disclosure
Schedule") is made in connection with that certain Agreement and Plan of
Reorganization and dated November      , 1996 ("Agreement"), by and among Hi,
tiger Inc., a Utah corporation ("Hi, Tiger"), Silicon Beach Communications, Inc., a California corporation ("SBC") and Frank Dziuba ("Shareholder"). Unless otherwise provided, capitalized terms used herein shall have the same meanings as are ascribed to them in the Acquisition Agreement. The section references contained in this Disclosure Schedule correspond to the sections under Article II of the Acquisition Agreement.

     [Shareholder Obligations, Employees, Other Information to be provided by SBC/Shareholder]











AGREEMENT AND PLAN OF REORGANIZATION
by and among
Hi, Tiger Inc., a Utah corporation,
Silicon Beach Communications, Inc., a California corporation and Frank Dziuba























November 20, 1996